   As filed with the Securities and Exchange Commission on September 6, 2000
                                        Registration No. _____________
================================================================================

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                              ____________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                              ____________________

                                 EQUINIX, INC.
            (Exact name of registrant as specified in its charter)

             Delaware                                    4813                             77-0487526
   (State or other jurisdiction              (Primary Standard Industrial               (IRS Employer
of incorporation or organization)            Classification Code Number)             Identification No.)

                             2450 Bayshore Parkway
                        Mountain View, California 94043
              (Address of principal executive offices) (Zip Code)
                              _____________________

                                 EQUINIX, INC.
                                1998 Stock Plan
                          2000 Equity Incentive Plan
                           2000 Director Option Plan
                         Employee Stock Purchase Plan
             Shares Acquired Under Written Compensation Agreements
                           (Full title of the Plans)
                              _____________________

                                RENEE F. LANAM
                    General Counsel and Assistant Secretary
                                 EQUINIX, INC.
                             2450 Bayshore Parkway
                            Mountain View, CA 94043
                    (Name and address of agent for service)
                                (650) 316-6000
         (Telephone number, including area code, of agent for service)
                              _____________________

                        CALCULATION OF REGISTRATION FEE
================================================================================

            Title of                                             Proposed Maximum       Proposed Maximum
           Securities                         Amount                 Offering              Aggregate            Amount of
              to be                           to be                   Price                 Offering            Registration
           Registered                       Registered (1)          per Share (2)           Price (2)               Fee
           ----------                       ----------              ---------               -----                   ---
1998 Stock Plan
---------------
Options                                        8,616,476              N/A                   N/A                    N/A
Common Stock (par value $0.001)            8,616,476 shares           N/A                   N/A                    N/A


2000 Equity Incentive Plan
--------------------------
     Options                                  13,616,476              N/A                   N/A                    N/A
     Common Stock (par value $0.001)      13,616,476 shares (3)      $13.06            $177,831,176.50          $46,947.43


2000 Director Option Plan
-------------------------
     Options                                     149,000              N/A                   N/A                    N/A
     Common Stock (par value $0.001)         149,000 shares          $13.06              $1,945,940.00             $513.73


Employee Stock Purchase Plan
----------------------------
     Options                                   1,000,000              N/A                   N/A                    N/A
     Common Stock (par value $0.001)       1,000,000 shares          $13.06             $13,060,000.00           $3,447.84

Written Compensation Agreements
-------------------------------
     Common Stock (par value $0.001)       1,647,343 shares          $13.06             $21,514,299.58           $5,679.76

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1998 Stock Plan, 2000 Equity Incentive Plan, 2000 Director Option Plan, Employee Stock Purchase Plan, and Written Compensation Agreements by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Equinix, Inc.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the bid and asked per share of Common Stock of Equinix, Inc. on August 29, 2000.

(3) Includes 8,616,476 shares subject to options outstanding under the predecessor 1998 Stock Plan.

                               EXPLANATORY NOTE

                  Equinix, Inc. has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the "1933 Act"), to register shares of its common stock, $0.001 par value per share. Under cover of this Form S-8 is a Reoffer Prospectus Equinix, Inc. prepared in accordance with Part I of Form S-3 under the 1933 Act. The Reoffer Prospectus may be utilized for reofferings and resales of up to 1,647,343 shares of Common Stock acquired by Selling Stockholders under the Equinix, Inc. 1998 Stock Plan.

                                 EQUINIX, INC.

        FORM S-8 CROSS REFERENCE SHEET SHOWING LOCATION OF INFORMATION
                        REQUIRED BY PART I OF FORM S-3

Form S-3 Item Number                                             Location/Heading in Prospectus
--------------------                                             ------------------------------
1.   Forepart of Registration Statement and Outside              Cover page
     Front Cover page of Prospectus

2.   Inside Front and Outside Back Cover Page of                 Available Information; Incorporation of Certain
     Prospectus                                                  Information by Reference

3.   Summary Information, Risk Factors and Ratio of              Risk Factors
     Earnings to Fixed Charges

4.   Use of Proceeds                                             Use of Proceeds

5.   Determination of Offering Price                             Not applicable

6.   Dilution                                                    Not applicable

7.   Selling Security Holder                                     Selling Security Holder

8.   Plan of Distribution                                        Plan of Distribution

9.   Description of Securities to be Registered                  Not Applicable

10.  Interests of Named Experts and Counsel                      Not Applicable

11.  Material Changes                                            Not Applicable

12.  Incorporation of Certain Information                        Documents Incorporated by Reference

13.  Disclosure of Commission Position on                        Indemnification
     Indemnification for Securities Act Liabilities

                            Shares of Common Stock
                                 Equinix, Inc.

          This Reoffer Prospectus relates to 1,647,343 shares of the Common Stock, par value $0.001 (the "Common Stock"), of Equinix, Inc. (the "Company"), which may be offered from time to time by certain key employees named herein and certain employees who are not named herein who are not affiliates (the "Selling Stockholders"). It is anticipated that the Selling Stockholders will offer shares for sale at prevailing prices on the Nasdaq National Market System on the date of sale. The Company will receive no part of the proceeds of sale made hereunder. All expenses of registration incurred in connection with this offering are being borne by the Company, but all selling and other expenses incurred by each of the Selling Stockholders will be borne by each such Selling Stockholder.

          The Common Stock is traded on the Nasdaq National Market System.

          The Selling Stockholders and any broker executing selling orders on behalf of the Selling Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "1933 Act"), in which event commissions received by such broker may be deemed to be underwriting commissions under the Securities Act.

    THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED
      ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT.
                    SEE "RISK FACTORS" BEGINNING ON PAGE 3.
   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES

        AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE
         ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION
                    TO THE CONTRARY IS A CRIMINAL OFFENSE.

          No person is authorized to give any information or to make any representations, other than those contained in this Prospectus, in connection with the offering described herein, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any Selling Stockholder. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of these securities by any person in any jurisdiction in which it is unlawful for such person to make such offer, solicitation or sale. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create an implication that the information contained herein is correct as of any time subsequent to the date hereof.

          The date of this Prospectus is September 6, 2000.

                             AVAILABLE INFORMATION


          The Company will be subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") upon the first date on which its Common Stock is registered under Section 12(g) of the Exchange Act and in accordance therewith will file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the Public Reference Room of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at 219 South Dearborn Street, Chicago, IL 60604; 26 Federal Plaza, New York, NY 10007; and 5757 Wilshire Boulevard, Los Angeles, CA 90036, at prescribed rates. The Common Stock is quoted on the Nasdaq National Market System. Reports, proxy statements, informational statements and other information concerning the Company can be inspected at the offices of the National Association of Securities Dealers, Inc. at 1735 K Street, N.W., Washington, D.C. 20006. The Commission also maintains a Web site (http://www.sec.gov) that contains reports,
                                      ------------------
proxy statements and other information regarding registrants that file electronically with the Commission.

          The Company intends to furnish its stockholders with annual reports containing additional financial statements and a report thereon by independent certified public Auditors.

          A copy of any document incorporated by reference in the Registration Statement (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the Registration Statement incorporates) of which this Reoffer Prospectus forms a part but which is not delivered with this Reoffer Prospectus will be provided by the Company without charge to any person (including any beneficial owner) to whom this Reoffer Prospectus has been delivered upon the oral or written request of such person. Such requests should be directed to Renee F. Lanam, Equinix, Inc., 2450 Bayshore Parkway, Mountain View, CA 94043. The Company's telephone number at that location is (650) 316-6000.

                               TABLE OF CONTENTS

                                                                            Page
THE COMPANY................................................................    1

RISK FACTORS...............................................................    2

USE OF PROCEEDS............................................................   11

REGISTERED STOCKHOLDERS....................................................   11

PLAN OF DISTRIBUTION....................................................... II-3

DOCUMENTS INCORPORATED BY REFERENCE........................................ II-3

INDEMNIFICATION............................................................ II-4

                                  THE COMPANY


      Equinix, Inc. (the "Company") designs, builds and operates neutral Internet Business Exchange centers, or IBX centers, where Internet businesses place their equipment and their network facilities in order to interconnect with each other. Our neutral IBX centers provide content providers, application service providers and e-commerce companies with the ability to directly interconnect with a competitive choice of bandwidth providers, Internet service providers and site and performance management companies. Equinix IBX centers enable Internet companies to quickly, easily and privately interconnect with a choice of business partners and customers, providing them with the flexibility, speed and adaptability they need to accelerate business growth.

     Equinix currently has IBX centers in the Washington, D.C. metropolitan area, the New York metropolitan area and in Silicon Valley. We intend to complete construction of five additional IBX centers and several expansion projects by May 2001, resulting in a total of eight IBX centers in the U.S. and Europe.

     We were founded in June 1998. In April 1999, our first customer contract was signed and we began recognizing revenues in November 1999. We have not yet been profitable and expect to incur significant additional losses.

     The Company's executive offices are located at 2450 Bayshore Parkway, Mountain View, CA 94043. The Company's telephone number is (650) 316-6000.

                                 RISK FACTORS

     An investment in our common stock involve a high degree of risk. You should carefully consider the following risk factors and all other information in this prospectus before investing in our common stock. Our business and results of operations could be seriously harmed by any of the following risks. The trading price of our common stock could decline due to any of these risks, and you might lose all or part of your investment.

                         Risks Related to Our Business

     Our business model is new and unproven and we may not succeed in generating sufficient revenue to sustain or grow our business.

     We were founded in June 1998. Except for fiber connectivity from our telecommunication carriers, the construction of our first IBX center was completed in July 1999. We began accepting customers the same month but did not recognize any revenue until November 1999 as the sales cycle was not complete. Our limited history and lack of meaningful financial or operating data makes evaluating our operations and the proposed scale of our business difficult. Moreover, the neutrality aspect of our business model is unique and largely unproven. We expect that we will encounter challenges and difficulties frequently experienced by early-stage companies in new and rapidly evolving markets, such as our ability to generate cash flow, hire, train and retain sufficient operational and technical talent, and implement our plan with minimal delays. We may not successfully address any or all of these challenges and the failure to do so would seriously harm our business plan and operating results, and affect our ability to raise additional funds.

     We have a history of losses, and we expect our operating expenses and losses to increase significantly.

     As an early-stage company, we have experienced operating losses since inception. As of June 30, 2000, we had cumulative net losses of $66.6 million and cumulative cash used by operating activities of $35.6 million since inception. We expect to incur significant losses in the future. In addition, as we commence operations, our losses will increase as we:

  . increase the number and size of IBX centers;

  . increase our sales and marketing activities, including expanding our direct sales force; and

  . enlarge our customer support and professional services organizations.

   As a result, we must significantly increase our revenues to become profitable.

   Because our ability to generate enough revenues to achieve profitability depends on numerous factors, we may not become profitable.

  Our IBX centers may not generate sufficient revenue to achieve profitability. Our ability to generate sufficient revenues to achieve profitability will depend on a number of factors, including:

  . the timely completion of our IBX centers;

  . demand for space and services, including private interconnection services, at our IBX centers;

  . our pricing policies and the pricing policies of our competitors;

  . the timing of customer installations and related payments;

  . competition in our markets;

     .  the timing and magnitude of our expenditures for sales and marketing;

     .  direct costs relating to the expansion of our operations;

     .  growth of Internet use;

     .  governmental regulation;

     .  conditions related to international operations;

     .  economic conditions specific to the Internet industry; and

     .  general economic factors.

We are substantially leveraged and we may not generate sufficient cash flow to meet our debt service and working capital requirements.

     We are highly leveraged. As of June 30, 2000, we had total indebtedness of $214.5 million and we expect to incur further debt to fund our IBX construction plans. Our highly leveraged position could have important consequences, including:

     . impairing our ability to obtain additional financing for working capital, capital expenditures, acquisitions or general corporate purposes;

     . requiring us to dedicate a substantial portion of our operating cash flow to paying principal and interest on our indebtedness, thereby reducing the funds available for operations;

     . limiting our ability to grow and make capital expenditures due to the financial covenants contained in our debt arrangements;

     . impairing our ability to adjust rapidly to changing market conditions, invest in new or developing technologies, or take advantage of significant business opportunities that may arise; and

     . making us more vulnerable if a general economic downturn occurs or if our business experiences difficulties.

     In the past, we have experienced unforeseen delays in connection with our IBX construction activities. We will need to successfully implement our business strategy on a timely basis to meet our debt service and working capital needs. We may not successfully implement our business strategy, and even if we do, we may not realize the anticipated results of our strategy or generate sufficient operating cash flow to meet our debt service obligations and working capital needs.

     In the event our cash flow is inadequate to meet our obligations, we could face substantial liquidity problems. If we are unable to generate sufficient cash flow or otherwise obtain funds needed to make required payments under our indebtedness, or if we breach any covenants under our indebtedness, we would be in default under its terms and the holders of such indebtedness may be able to accelerate the maturity of such indebtedness, which could cause defaults under our other indebtedness.

     If we do not obtain significant additional funds, we may not be able to complete our rollout plan on a timely basis, or at all.

     We expect that our current cash, cash equivalents and short-term investments, together with the proceeds from our initial public offering, and subject to the execution of definitive documentation and availability, approximately $50.0 million under a new credit facility, will allow us to pursue five additional IBX centers and several expansion projects, resulting in a total of eight IBX centers in the U.S. and Europe by May 2001. If we cannot raise sufficient additional funds on acceptable terms or funds under our proposed credit facility are unavailable to us or our losses exceed our expectations, we may be required to delay the rollout of our currently planned IBX centers or permanently reduce our rollout plans. There can be no assurance that we will enter into the proposed credit facility. Additional financing could take the form of debt or equity. In the past, we have had difficulties obtaining debt financing due to the early stage of our company's development. Financing may not be available to us at the time we seek to raise additional funds, or if such financing is available, it may only be available on terms, or in amounts, which are unfavorable to us.

     The anticipated timing and amount of our capital requirements is forward-looking and therefore inherently uncertain. In the past, we have experienced unforeseen delays and expenses in connection with our IBX construction activities. Our future capital requirements may vary significantly from what we currently project, and the timing of our rollout plan may be affected by unforeseen construction delays and expenses and the amount of time it takes us to lease space within our IBX centers. If we encounter any of these problems or if we have underestimated our capital expenditure requirements or the operating losses or working capital requirements, we may require significantly more financing than we currently anticipate.

Our rollout plan is preliminary and we may need to alter our plan and reallocate funds.

   Our IBX center rollout plan is preliminary and has been developed from our current market data and research, projections and assumptions. If we are able to secure additional financing, we expect to pursue additional IBX projects and to reconsider the timing and approach to IBX projects. We expect to continually reevaluate our business and rollout plan in light of evolving competitive and market conditions and the availability of suitable sites, financing and customer demand. As a result, we may alter our IBX center rollout and reallocate funds, or eliminate segments of our plan entirely if there are:

     . changes or inaccuracies in our market data and research, projections or assumptions;

     . unexpected results of operations or strategies in our target markets;

     . regulatory, technological, and competitive developments, including additional market developments and new opportunities; or

     . changes in, or discoveries of, specific market conditions or factors favoring expedited development in other markets.

Our results of operations may be harmed by charges associated with our issuance of performance-based warrants.

     The underlying shares of common stock associated with the performance-based warrants issued by us are required under applicable accounting guidelines to be revalued at each balance sheet date to reflect their current fair value until the holder's performance commitment to us is complete. Any resulting increase in the fair value of the underlying shares of common stock would be recorded as a leasehold improvement, reducing our earnings through the depreciation of the related asset or potential impairment write-down. See Notes 2, 6 and 11 of "Notes to Consolidated Financial Statements".

We rely upon Bechtel and suitable site availability to complete our IBX center rollout plans on time.

     We have agreed to use Bechtel Corporation exclusively as our contractor to provide program management, site identification and evaluation and construction services to build our IBX centers under mutually agreed upon guaranteed completion dates. Problems in our relationship with Bechtel could materially adversely affect our ability to achieve our business objectives on a timely and cost-effective basis. There can be no assurance that Bechtel will not work with our competitors following the expiration of Bechtel's exclusivity period in October 2000.

     In addition, our success will depend upon our ability to timely identify and acquire on acceptable terms suitable locations with proximity to adequate power and fiber networks. We have encountered competition for suitable sites from potential competitors and we expect this to increase further in the future.

We depend on third parties to provide Internet connectivity to our IBX centers; if connectivity is not established or is delayed, our operating results and cash flow will be adversely affected.

     The presence of diverse Internet fiber from communications carriers' fiber networks to an Equinix IBX center is critical to our ability to attract new customers. We believe that the availability of such carrier capacity will directly affect our ability to achieve our projected results.

     We are not a communications carrier, and as such we rely on third parties to provide our customers with carrier facilities. We intend to rely primarily on revenue opportunities from our customers to encourage carriers to incur the expenses required to build facilities from their points of presence to our IBX centers. Carriers will likely evaluate the revenue opportunity of an IBX center based on the assumption that the environment will be highly competitive. There can be no assurance that, after conducting such an evaluation, any carrier will elect to offer its services within our IBX centers.

     The construction required to connect multiple carrier facilities to our IBX centers is complex and involves factors outside of our control, including regulatory processes and the availability of construction resources. For example, in the past carriers have experienced delays in connecting to our facilities. If the establishment of highly diverse Internet connectivity to our IBX centers does not occur or is materially delayed, our operating results and cash flow will be adversely affected.

We will operate in a new highly competitive market and we may be unable to compete successfully against new entrants and established companies with greater resources.

     In a market that we believe will likely have an increasing number of competitors, we must be able to differentiate ourself from existing providers of space for telecommunications equipment and web hosting companies. We may also face competition from persons seeking to replicate our IBX concept. Our competitors may operate more successfully than we do or form alliances to acquire significant market share. Furthermore, enterprises that have already invested substantial resources in peering arrangements may be reluctant or slow to adopt our approach that may replace, limit or compete with their existing systems. If we are unable to complete our IBX centers in a timely manner, other companies may be able to attract the same customers that we are targeting. Once customers are located in our competitors' facilities, it will be extremely difficult to convince them to relocate to our IBX centers.

     Some of our potential competitors have longer operating histories and significantly greater financial, technical, marketing and other resources than we do. Because of their greater financial resources, some of these companies have the ability to adopt aggressive pricing policies. As a result, in the future, we may suffer from pricing pressure which would adversely affect our ability to generate revenues and affect our operating results. See "Business-- Competition".

Because we depend on the development and growth of a balanced customer base, failure to attract this base could harm our business and operating results.

     Our ability to maximize revenues depends on our ability to develop and grow a balanced customer base, consisting of a variety of companies, including content providers, application service providers, e-commerce companies, bandwidth providers and site and performance management companies. Our ability to attract customers to our IBX centers will depend on a variety of factors, including the presence of multiple carriers, the overall mix of our customers, our operating reliability and security and our ability to effectively market our services. Construction delays, our inability to find suitable locations to build additional IBX centers, equipment and material shortages or our inability to obtain necessary permits on a timely basis could delay our IBX center rollout schedule and prevent us from developing our anticipated customer base.

     A customer's decision to lease cabinet space in our IBX centers typically involves a significant commitment of resources and will be influenced by, among other things, the customer's confidence that other Internet and e-commerce related businesses will be located in a particular IBX center. In particular, some customers will be reluctant to commit to locating in our IBX centers until they are confident that the IBX center has adequate carrier connections. As a result, we have a long sales cycle. We generally incur significant expenses in sales and marketing prior to getting customer commitments for our services. Delays due to the length of our sales cycle may adversely affect our business, financial condition and results of operations.

     Our success will also depend upon generating significant interconnection revenues from customers which may depend upon a balanced customer base, as well as upon the success of our IBX centers at facilitating business among customers. In addition, some of our customers will be Internet companies that face many competitive pressures and that may not ultimately be successful. If these customers do not succeed, they will not continue to use our IBX centers. This may be disruptive to our business and may adversely affect our business, financial condition and results of operations.

If not properly managed, our growth and expansion could significantly harm our business and operating results.

     Our anticipated growth may significantly strain our resources as a result of an increase in the number of our employees, the number of operating IBX centers and our international expansion. Any failure to manage growth effectively could seriously harm our business and operating results. To succeed, we will need to:

     . hire, train and retain new employees and qualified engineering personnel at each IBX center;

     . implement additional management information systems;

     . locate additional office space for our corporate headquarters;

     . improve our operating, administrative, financial and accounting systems and controls; and

     . maintain close coordination among our executive, engineering, accounting, finance, marketing, sales and operations organizations.

We face risks associated with international operations that could harm our business.

     We intend to construct IBX centers outside of the United States and we will commit significant resources to our international sales and marketing activities. Our management has limited experience conducting business outside of the United States and we may not be aware of all the factors that affect our business in foreign jurisdictions. We will be subject to a number of risks associated with international business activities that may increase our costs, lengthen our sales cycles and require significant management attention. These risks include:

     . increased costs and expenses related to the leasing of foreign centers;

     . difficulty or increased costs of constructing IBX centers in foreign countries;

     . difficulty in staffing and managing foreign operations;

     . increased expenses associated with marketing services in foreign countries;

     . business practices that favor local competition and protectionist laws;

     . difficulties associated with enforcing agreements through foreign legal systems;

     . general economic and political conditions in international markets;

     . potentially adverse tax consequences, including complications and restrictions on the repatriation of earnings;

     . currency exchange rate fluctuations;

     . unusual or burdensome regulatory requirements or unexpected changes to those requirements;

     . tariffs, export controls and other trade barriers; and

     . longer accounts receivable payment cycles and difficulties in collecting accounts receivable.

     To the extent that our operations are incompatible with, or not economically viable within, any given foreign market, we may not be able to locate an IBX center in that particular foreign jurisdiction.

Our new management team must prove that it can work together effectively.

     We have recently hired many key personnel, including our chief executive officer. As a result, our management team has worked together for only a brief time. Our ability to effectively execute our strategies will depend in part upon our ability to integrate our current and future managers into our operations. If our executives are unable to operate together effectively, our business, financial condition and results of operations will be materially adversely affected.

We must attract and retain key personnel to maintain and grow our business.

     We require the services of additional personnel in positions related to our growth. For example, we need to expand our marketing and direct sales operations to increase market awareness of our IBX centers, market our services to a greater number of enterprises and generate increased revenues. We also require highly capable technical personnel to provide the quality services we are promoting. As a result, we plan to hire additional personnel in related capacities. Our success depends on our ability to identify, hire, train and retain additional qualified personnel, including managers, particularly in areas related to our anticipated growth and geographic expansion.

     We may not be successful in attracting, assimilating or retaining qualified personnel. In addition, due to generally tight labor markets, our industry, in particular, suffers from a lack of available qualified personnel. If we lose one or more of our key employees, we may not be able to find a replacement and our business and operating results could be adversely affected.

Any failure of our physical infrastructure or services could lead to significant costs and disruptions which could reduce our revenue and harm our business reputation and financial results.

     Our business depends on providing our customers with highly reliable service. The services we provide are subject to failure resulting from numerous factors, including:

     . human error;

     . physical or electronic security breaches;

     . fire, earthquake, flood and other natural disasters;

     . power loss; and

     . sabotage and vandalism.

     Problems at one or more of our centers, whether or not within our control, could result in service interruptions or significant equipment damage. To date, our power uptime has been in excess of 99.999% across all our operational IBX centers; however, on one occasion, we experienced a temporary loss of power that led to a short-term unavailability of our services in our Washington, D.C. IBX center. Any loss of services, particularly in the early stage of our development, could reduce the confidence of our customers and could consequently impair our ability to obtain and retain customers which would adversely affect our ability to generate revenues and affect our operating results.

We may still discover that our computer systems and those of third parties with whom we do business may not be year 2000 compliant, which may cause system failure and disruptions of operations.

     We have not experienced any year 2000-related disruption in the operation of our systems. However, we cannot assure you that we will not discover any year 2000 compliance problems. Any failure to fix or replace our software, hardware or services on a timely basis could result in lost revenues, increased operating costs and the loss of customers and other business interruptions, any of which could have a material adverse effect on our business. Moreover, the failure to adequately address year 2000 compliance issues in our information technology systems could result in claims of mismanagement, misrepresentation or breach of contract and related litigation, which could be costly and time-consuming to defend.

     In addition, we have not experienced any year 2000-related disruption in the systems of third parties with whom we do business and we have assurances from our material hardware and software vendors that their products are year 2000 compliant. Although we have not incurred any material expenditure in connection with identifying or evaluating year 2000 compliance issues to date, we do not at this time possess the information necessary to estimate the potential costs of revisions or replacements to our software and systems or third-party software, hardware or services that are determined not to be year 2000 compliant. Such expenses could have a material adverse effect on our business, financial condition and results of operations.

                         Risks Related to Our Industry

If use of the Internet and electronic business does not continue to grow, a viable market for our IBX centers may not develop.

     Rapid growth in the use of and interest in the Internet has occurred only recently. Acceptance and use may not continue to develop at historical rates and a sufficiently broad base of consumers may not adopt or continue to use the Internet and other online services as a medium of commerce. Demand and market acceptance for recently introduced Internet services and products are subject to a high level of uncertainty and there are few proven services and products. As a result, we cannot be certain that a viable market for our IBX centers will emerge or be sustainable.

We must respond to rapid technological change and evolving industry standards in order to meet the needs of our customers.

     The market for IBX centers will be marked by rapid technological change, frequent enhancements, changes in customer demands and evolving industry standards. Our success will depend, in part, on our ability to address the increasingly sophisticated and varied needs of our current and prospective customers. Our failure to adopt and implement the latest technology in our business could negatively affect our business and operating results.

     In addition, we have made and will continue to make assumptions about the standards that may be adopted by our customers and competitors. If the standards adopted differ from those on which we have based anticipated market acceptance of our services or products, our existing services could become obsolete. This would have a material adverse effect on our business, financial condition and results of operations.

Government regulation may adversely affect the use of the Internet and our business.

     Laws and regulations governing Internet services, related communications services and information technologies, and electronic commerce are beginning to emerge but remain largely unsettled, even in areas where there has been some legislative action. It may take years to determine whether and how existing laws, such as those governing intellectual property, privacy, libel, telecommunications, and taxation, apply to the Internet and to related services such as ours. In addition, the development of the market for online commerce and the displacement of traditional telephony services by the Internet and related communications services may prompt increased calls for more stringent consumer protection laws or other regulation, both in the United States and abroad, that may impose additional burdens on companies conducting business online and their service providers. The adoption or modification of laws or regulations relating to the Internet, or interpretations of existing law, could have a material adverse effect on our business, financial condition and results of operations.

                     Risks Related to the Trading Market

Our stock price may be particularly volatile and could decline substantially because of the industry in which we compete.

     The stock market in general has recently experienced extreme price and volume fluctuations. In addition, the market prices of securities of technology companies have been extremely volatile, and have experienced fluctuations that have often been unrelated to or disproportionate to the operating performance of these companies. These broad market fluctuations could adversely affect the market price of our common stock. In addition, as an early stage company, small delays in implementation of our IBX rollout plan, customer bookings, installations or revenues could result in material variations in our quarterly results and quarter-to-quarter growth in the foreseeable future. This could result in greater volatility in our stock price. These fluctuations could lead also to costly class action litigation which could significantly harm our business and operating results.

Existing stockholders significantly influence us and could delay or prevent an acquisition by a third party.

     On completion of our initial public offering, our executive officers, directors, their affiliates, and other 5% stockholders will beneficially own, in the aggregate, approximately 45.9% of our outstanding common stock.

We have implemented anti-takeover provisions that could make it more difficult to acquire us.

     Our amended and restated certificate of incorporation, our amended and restated bylaws and Delaware law contain provisions that could make it more difficult for a third party to acquire us, even if doing so would be beneficial to our stockholders. These provisions include:

     . authorizing the issuance of shares of undesignated preferred stock without a vote of stockholders;

     . prohibiting stockholder action by written consent; and

     . limitations on stockholders' ability to call special stockholder meetings.

Substantial sales of our common stock could depress our stock price.

     If our stockholders sell substantial amounts of our common stock in the public market following our initial public offering, the market price of our common stock could fall. Based on shares outstanding as of August 10, 2000, upon completion of our initial public offering, we will have outstanding 73,668,711 shares of common stock. Upon completion of our initial public offering, only the 20,000,000 shares being sold in our initial public offering will be eligible for sale in the public market immediately, unless purchased by our affiliates or by some participants in our directed share program who enter into lockup agreements. Our stockholders are subject to agreements with the underwriters or us that restrict their ability to transfer their stock for 180 days from the date of our initial public offering. After these agreements expire, an additional 46,664,034 shares will be eligible for sale in the public market.

                                USE OF PROCEEDS

          The Company will not receive any of the proceeds from the offering hereunder. All expenses of registration incurred in connection with this offering are being borne by the Company, but all selling and other expenses incurred by the individual Selling Stockholders will be borne by such Selling Stockholders.

                            REGISTERED STOCKHOLDERS

          The Reoffer Prospectus relates to shares of Common Stock which have been acquired by certain employees (the "Selling Stockholders") of the Company. Selling Stockholders acquired shares of Common Stock to be offered hereunder pursuant to the exercise of options granted under the 1998 Stock Plan.

          The following table sets forth certain information with respect to the Selling Stockholders as of August 10, 2000:

                                                                     Number of Shares    Number of Shares     Number of
          Selling                   Stockholder's Position with        Owned Before       to be Offered      Shares Owned
        Stockholder                           Company                    Offering             Hereby       After Offering*
--------------------------       -------------------------------     ---------------     --------------    --------------
Holders of less than 1%          Employees                              1,579,343              477,434       1,102,000

Peter Ferris                     Vice President, Worldwide Sales          566,000              510,000          56,000

Philip Koen                      Chief Financial Officer,                 740,000              660,000          80,000
                                 Corporate Development Officer

*Assumes sale of all of the shares offered; however, the Selling Stockholders may or may not sell any of the offered shares.

                                    PART II

              Information Required in the Registration Statement

Item 3.  Incorporation of Documents by Reference
         ---------------------------------------

         Equinix, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

         (a) The Registrant's prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "1933 Act"), in connection with Registration Statement No. 333-39752 on Form S-1 filed with the SEC on June 21, 2000, together with any and all amendments thereto, in which there are set forth audited financial statements from inception through December 31, 1998 and for each of the Registrant's fiscal years ended December 31, 1998 and 1999, and

         (b) The description of the Registrant's outstanding Common Stock contained in the Registrant's Registration Statement No. 000-31293 on Form 8-A filed with the SEC on August 9, 2000, pursuant to Section 12 of the Securities Act of 1934, as amended (the "1934 Act"), including any amendment or report filed for the purpose of updating such description.

         All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities
         -------------------------

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel
         --------------------------------------

         Not Applicable.

Item 6.  Indemnification of Directors and Officers
         -----------------------------------------

         Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the 1933 Act. The Registrant's Bylaws provide for mandatory indemnification of its directors and permissible indemnification of officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. The Registrant's Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of their fiduciary duty as directors to the Registrant and its stockholders. This provision in the Certificate of Incorporation does not eliminate the fiduciary duty of the directors, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The Registrant has entered into Indemnification Agreements with its directors. The Indemnification Agreements provide the Registrant's directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law.

Item 7.  Exemption from Registration Claimed
         -----------------------------------

         The sale and issuance of securities to the Selling stockholders by Equinix, Inc. to whom the shares offered for resale pursuant to this Registration Statement were sold were in each case deemed to be exempt from registration under the Securities Act of 1933 by virtue of Section 4(2) thereof.

Item  8.  Exhibits
         --------
Exhibit Number        Exhibit
--------------        -------
      4               Instrument Defining Rights of Stockholders. Reference is
                      made to Registrant's Registration Statement No. 000-31293 on Form 8-A, which is incorporated herein by reference pursuant to (b) 3(b) of this Registration Statement.
      5               Opinion and consent of Gunderson Dettmer Stough Villeneuve
                      Franklin & Hachigian, LLP.
     23.1             Consent of PricewaterhouseCoopers LLP, Independent
                      Auditors.
     23.2             Consent of Gunderson Dettmer Stough Villeneuve Franklin &
                      Hachigian, LLP is contained in Exhibit 5.
      24              Power of Attorney. Reference is made to page II-5 of this
                      Registration Statement.

Item 9.  Undertakings
         ------------

               A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1998 Stock Plan, 2000 Equity Incentive Plan, 2000 Director Option Plan, Employee Stock Purchase Plan, and Written Compensation Agreements.

               B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

*Assumes sale of all of the shares offered; however, the Selling Stockholders may or may not sell any of the offered shares.

                             PLAN OF DISTRIBUTION

                  The shares of Common Stock covered by this Reoffer Prospectus are being registered by the Company for the account of the Selling Stockholders.

                  The Selling Stockholder(s) may sell the shares in one or more transactions (which may involve one or more block transactions) on the Nasdaq National Market, in sales occurring in the public market off such system, in privately negotiated transactions or in a combination of such transactions. Each such sale may be made either at market prices prevailing at the time of such sale or at negotiated prices. The Selling Stockholder(s) may sell some or all of the shares in transactions involving broker-dealers, who may act as agent or acquire the shares as principal. Any broker-dealer participating in such transactions as agent may receive commissions from the Selling Stockholder(s) (and, if they act as agent for the purchaser of such shares, from such purchaser). The Selling Stockholder(s) will pay usual and customary brokerage fees. Broker-dealers may agree with the Selling Stockholder(s) to sell a specified number of shares at a stipulated price per share and, to the extent such a broker-dealer is unable to do so acting as agent for the Selling Stockholder(s), to purchase as principals any unsold shares at the price required to fulfill the respective broker-dealer's commitment to the Selling Stockholder(s). Broker-dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions (which may involve cross and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market, negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay to or receive from the purchasers of such shares commissions.

                  To the knowledge of the Company, there is currently no agreement with any broker or dealer respecting the sale of the shares offered hereby. Upon the sale of any such shares, the Selling Stockholder(s) or anyone effecting sales on behalf of the Selling Stockholder(s) may be deemed an underwriter, as that term is defined under the Securities Act of 1933, as amended. The Company will pay all expenses of preparing and reproducing this Reoffer Prospectus, but will not receive the proceeds from sales by the Selling Stockholders. Sales will be made at prices prevailing at the time of such sales.

                  The Company is bearing all costs relating to the registration of the shares. Any commissions or other fees payable to broker-dealers in connection with any sale of the shares will be borne by the Selling Stockholder(s) or other party selling such shares. In order to comply with certain states' securities laws, if applicable, the shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states the shares may not be sold unless the shares have been registered or qualified for sale in such state, or unless an exemption form registration or qualification is available and is obtained.

                      DOCUMENTS INCORPORATED BY REFERENCE

         Equinix, Inc. hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

         (a) Equinix, Inc.'s prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "1933 Act"), in connection with Registration Statement No. 333-39752 on Form S-1 filed with the SEC on June 21, 2000, together with any and all amendments thereto, in which there are set forth audited financial statements from inception through December 31, 1998 and for each of Equinix, Inc.'s fiscal years ending December 31, 1998 and 1999.

         (b) The description of Equinix, Inc.'s outstanding Common Stock contained in the Registrant's Registration Statement No. 000-31293 on Form 8-A filed with the SEC on August 9, 2000, pursuant to Section 12 of the 1934 Act, including any amendment or report filed for the purpose of updating such description.

                  All of such documents are on file with the Commission. All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities to be offered pursuant hereto have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of the filing of such documents.

                                INDEMNIFICATION

                  Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the 1933 Act. Equinix, Inc.'s Bylaws provide for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. Equinix, Inc.'s Certificate of Incorporation provides that, under Delaware law, its directors shall not be liable for monetary damages for breach of their fiduciary duty as directors to Equinix, Inc. and its stockholders. This provision in the Certificate of Incorporation does not eliminate the fiduciary duty of the directors, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to Equinix, Inc. for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. Equinix, Inc. has entered into Indemnification Agreements with its officers and directors. The Indemnification Agreements provide Equinix, Inc.'s officers and directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law.

                                  SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California on this 5th day of September, 2000.

                                       EQUINIX, INC.

                                       By: /s/ Peter F. Van Camp
                                           ---------------------------------
                                           Peter F. Van Camp
                                           Chief Executive Officer and Director

                               POWER OF ATTORNEY
                               -----------------

KNOW ALL PERSONS BY THESE PRESENTS:

                  That the undersigned officers and directors of Equinix, Inc., a Delaware corporation, do hereby constitute and appoint Peter F. Van Camp and Philip J. Koen, and either of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

                  IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                             Title                         Date
---------                             -----                         ----

        /s/ Peter F. Van Camp         Chief Executive Officer
-----------------------------------   and Director             September 5, 2000
            Peter F. Van Camp         (Principal Executive
                                      Officer)


        /s/ Philip J. Koen            Chief Financial Officer, September 5, 2000
-----------------------------------   Corporate
            Philip J. Koen            Development Officer,
                                      and Secretary
                                      (Principal Financial and
                                      Accounting Officer)

Signature                             Title                                         Date
---------                             ------                                        ----
     /s/  Albert M. Avery, IV         President, Chief Operating Officer,     September 5, 2000
---------------------------------
          Albert M. Avery, IV         and Director

     /s/  Scott Kriens                Director                                September 5, 2000
---------------------------------
          Scott Kriens

     /s/  Dawn G. Lepore              Director                                September 5, 2000
---------------------------------
          Dawn G. Lepore

     /s/  Andrew Rachleff             Director                                September 5, 2000
---------------------------------
          Andrew Rachleff

_________________________________     Director
          John G. Taysom

     /s/  Michelangelo Volpi          Director                                September 5, 2000
---------------------------------
          Michelangelo Volpi

                                 EXHIBIT INDEX


Exhibit Number      Exhibit
--------------      -------

      4 Instrument Defining Rights of Stockholders. Reference is made to Equinix, Inc.'s Registration Statement No. 000-31293 on Form 8-A, which is incorporated herein by reference under
                    Item 3(b) of this Registration Statement.
      5 Opinion and consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian LLP.
     23.1           Consent of PricewaterhouseCoopers LLP, Independent Auditors.
     23.2 Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian LLP is contained in Exhibit 5.
     24 Power of Attorney. Reference is made to page II-5 of this Registration Statement.
     99.1           Form of Written Compensation Agreement